UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 901-5201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Avadel Pharmaceuticals plc (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) on August 1, 2023. At the Annual Meeting, the Company’s shareholders approved an amendment (the “Amendment”) to the Company’s 2020 Omnibus Incentive Compensation Plan (as amended, the “2020 Plan”). The Amendment was adopted by the Board of Directors (the “Board”) on April 17, 2023 and became effective upon shareholders’ approval.

The Amendment among other things, increases the aggregate number of shares authorized for issuance under the 2020 Plan by 6,500,000 shares.

The terms and conditions of the Amendment are described in the section entitled “Proposal 3 – To Amend the Avadel Pharmaceuticals plc 2020 Omnibus Incentive Compensation Plan” in the Company’s definitive proxy statement filed on April 28, 2023, as amended on June 5, 2023 (the “Proxy Statement”), with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 1, 2023, the Company held its Annual Meeting. Proxies were solicited pursuant to the Company’s Proxy Statement. The number of ordinary shares, par value $0.01 per share, of the Company (the “Ordinary Shares”) entitled to vote at the Annual Meeting was 76,905,915. The number of Ordinary Shares present or represented by valid proxy at the Annual Meeting was 76,823,405, thus establishing a quorum for the Annual Meeting. The voting results reported below are final.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: By separate resolutions, to elect Gregory J. Divis, Dr. Eric J. Ende, Geoffrey M. Glass, Dr. Mark A. McCamish, Linda S. Palczuk and Peter J. Thornton as directors to the Board, each to serve a one-year term expiring at the conclusion of the next annual general meeting of shareholders.

Nominees	For Nominee	Against Nominee	Withhold Authority for Nominee	Broker Non-Votes
Gregory J. Divis	76,609,050	182,906	31,449	0
Dr. Eric J. Ende	76,053,402	737,859	32,144	0
Geoffrey M. Glass	76,439,518	342,924	40,963	0
Dr. Mark A. McCamish	76,712,795	79,112	31,498	0
Linda S. Palczuk	76,590,273	105,889	127,243	0
Peter J. Thornton	76,584,630	111,830	126,945	0

Proposal 2: To ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as the Company’s independent registered public auditor and accounting firm for the fiscal year ending December 31, 2023 and to authorize, in a binding vote, the Audit Committee of the Board to set the independent registered public auditor and accounting firm remuneration.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
76,574,355	181,019	68,031	0

Proposal 3: To approve the Amendment to the Company’s 2020 Plan to increase the number of shares authorized for issuance under the 2020 Plan by 6,500,000 shares.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes
72,472,705	3,986,606	364,094	0

Based on the foregoing, Gregory J. Divis, Dr. Eric J. Ende, Geoffrey M. Glass, Dr. Mark A. McCamish, Linda S. Palczuk and Peter J. Thornton were elected as directors, each to serve a one-year term expiring at the conclusion of the 2024 annual general meeting of shareholders and until each such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Deloitte & Touche LLP was ratified as the Company’s independent registered public auditor and accounting firm for the fiscal year ending December 31, 2023 and the shareholders of the Company authorized, in a non-binding vote, the Audit Committee of the Board to set the independent registered public auditor and accounting firm remuneration. The Amendment to the Company’s 2020 Plan was approved.

No other matters were submitted to or voted on by the Company’s shareholders at the Annual Meeting.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Amendment to the Avadel Pharmaceuticals plc 2020 Omnibus Incentive Compensation Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2023	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	General Counsel & Corporate Secretary